                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [ ]  Confidential,  for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Under Rule 14a-12

                                  HAGGAR CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            KAHN BROTHERS & CO., INC.
                       KAHN BROTHERS & CO. PROFIT SHARING
                                  PLAN & TRUST
                                 THOMAS G. KAHN
                                 MARK E. SCHWARZ
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee  computed  on table  below  per  Exchange  Act Rules
          14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                            KAHN BROTHERS & CO., INC.

                                                                January   , 2003

Dear Fellow Stockholder:

            Kahn Brothers & Co., Inc. ("Kahn Brothers") and persons and entities affiliated  with it are the beneficial  owners of 837,269 shares of Common Stock of  Haggar  Corp.  (the  "Company"),  representing  approximately  13.0%  of the outstanding  Common  Stock of the  Company.  We do not believe  that the current
Board of  Directors  is  acting  in your best  interests,  and we are  therefore seeking  your support for the election of our nominees to the Board of Directors of the Company at the annual  meeting of  stockholders  scheduled  to be held at
__________  located at  ___________  _________________  on February __, 2003, at
______ .M.

            We urge you to carefully  consider the information  contained in the attached  Proxy  Statement  and then  support  the  efforts of Kahn  Brothers to improve the Company's  financial  results and  corporate  governance by signing, dating and  returning  the  enclosed  WHITE  proxy  today.  The  attached  Proxy
Statement  and the  enclosed  WHITE proxy card are first being  furnished to the stockholders on or about January __, 2003.

            If you have already  voted for the  incumbent  management  slate you have every  right to change  your vote by signing  and  returning  a later dated proxy.

            If you have any questions or require any assistance  with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers below.

                                 Thank you for your support,

                                 Thomas G. Kahn
                                 On behalf of Kahn Brothers & Co., Inc.

                                [MACKENZIE LOGO]

                                PRELIMINARY COPY
       FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                  HAGGAR CORP.

                            -------------------------

                                 PROXY STATEMENT
                                       OF
                            KAHN BROTHERS & CO., INC.

                            -------------------------

                    PLEASE MAIL THE ENCLOSED WHITE PROXY CARD

            Kahn Brothers & Co., Inc. ("Kahn Brothers") and persons and entities affiliated with it together are one of the largest stockholders of Haggar Corp., a Nevada  corporation  (the  "Company").  Kahn  Brothers  is  writing  to you in connection  with  the  election  of two  directors  to the  Company's  Board  of
Directors  at the  annual  meeting  of  stockholders  scheduled  to be  held  at
________________  located at  ______________________  on February __,  2003,  at
______ .M., including any adjournments or postponements  thereof and any meeting that may be called in lieu  thereof (the "Annual  Meeting").  Kahn  Brothers has nominated  two  directors in  opposition  to the  Company's  incumbent  director nominees,  _________ and  __________,  whose terms expire at the Annual Meeting.
Kahn Brothers believes that the Board of Directors of the Company (the "Board of
Directors")  has not acted in the best interests of the Company's  stockholders.
As further  described  herein,  Kahn Brothers  believes that  improvement in the
Company's  financial  results and  corporate  governance  policies  will be best achieved  through  the  election  of Kahn  Brothers  nominees.  There  can be no assurance that the election of our nominees will improve the Company's financial results or corporate governance.

            This proxy statement (the "Proxy  Statement") and the enclosed WHITE proxy card are being  furnished to  stockholders of the Company by Kahn Brothers in connection with the  solicitation of proxies from the Company's  stockholders to be used at the Annual  Meeting to elect Kahn  Brothers'  nominees,  Thomas G.
Kahn and Mark E.  Schwarz  (the  "Nominees"),  to the  Board  of  Directors.  As
nominees for director, Messrs. Kahn and Schwarz are deemed to be participants in this proxy  solicitation.  As a member of the soliciting  group, Kahn Brothers &
Co. Profit  Sharing Plan & Trust (the "Kahn  Brothers  Trust"),  an affiliate of
Kahn Brothers,  is also deemed to be a participant  in this proxy  solicitation.
This Proxy  Statement and the WHITE proxy card are first being  furnished to the
Company's stockholders on or about January __, 2003.

            The Company has fixed the record date for  determining  stockholders entitled to notice of and to vote at the Annual Meeting as January __, 2003 (the
"Record Date").  The principal  executive  offices of the Company are located at
6311 Lemmon Avenue, Dallas, Texas 75209.  Stockholders of record at the close of business  on the Record  Date will be  entitled  to vote at the

Annual  Meeting.  According  to the Company,  as of the Record Date,  there were
[6,418,426]  shares of common  stock,  $.10 par value per share (the  "Shares"), outstanding  and entitled to vote at the Annual  Meeting.  Kahn Brothers,  along with all of the participants in this solicitation,  are the beneficial owners of an aggregate of 837,269  Shares,  which  represents  approximately  13.0% of the
Shares outstanding (based on information publicly disclosed by the Company). The participants in this solicitation intend to vote such Shares for the election of the Nominees.

THIS  SOLICITATION IS BEING MADE BY KAHN BROTHERS AND NOT ON BEHALF OF THE BOARD
OF DIRECTORS OR  MANAGEMENT  OF THE COMPANY.  KAHN  BROTHERS IS NOT AWARE OF ANY
OTHER  MATTERS  TO  BE  BROUGHT   BEFORE  THE  ANNUAL  MEETING  OTHER  THAN  THE
RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS. SHOULD OTHER MATTERS,
WHICH KAHN BROTHERS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS  SOLICITATION,
BE BROUGHT  BEFORE  THE  ANNUAL  MEETING,  THE  PERSONS  NAMED AS PROXIES IN THE
ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN,  DATE  AND  RETURN  THE  WHITE  PROXY  CARD IN FAVOR OF THE
ELECTION OF OUR NOMINEES, WHO ARE DISCUSSED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD  FURNISHED BY THE COMPANY'S  MANAGEMENT TO
THE BOARD OF DIRECTORS,  YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION
OF THE COMPANY'S  NOMINEES BY SIGNING,  DATING AND RETURNING THE ENCLOSED  WHITE
PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO THE ANNUAL  MEETING BY DELIVERING A WRITTEN  NOTICE
OF  REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL  MEETING TO KAHN  BROTHERS,
C/O MACKENZIE PARTNERS, INC., WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE
SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                      -2-

                                    IMPORTANT

            YOUR VOTE IS  IMPORTANT,  NO MATTER  HOW MANY OR HOW FEW  SHARES YOU
OWN. KAHN BROTHERS URGES YOU TO SIGN,  DATE, AND RETURN THE ENCLOSED WHITE PROXY
CARD TODAY TO VOTE FOR THE ELECTION OF THE NOMINEES.

            The Nominees are committed,  subject to their  fiduciary duty to the
Company's  stockholders,  to  improving  the  Company's  financial  results  and corporate governance. A vote FOR the Nominees will enable you - as the owners of the Company - to send a message to the Board of Directors that you are committed to improving financial results and corporate governance.

o    If your Shares are  registered  in your own name,  please sign and date the enclosed  WHITE proxy card and return it to Kahn  Brothers,  c/o  MacKenzie
     Partners, Inc., in the enclosed envelope today.

o    If any of your Shares are held in the name of a brokerage firm,  bank, bank nominee  or other  institution  on the Record  Date,  only it can vote such
     Shares and only upon receipt of your  specific  instructions.  Accordingly, please  contact the person  responsible  for your account and instruct that person to execute on your behalf the WHITE proxy card.  Kahn Brothers urges you to confirm your  instructions in writing to the person  responsible for your account and to provide a copy of such  instructions  to Kahn Brothers,
     c/o MacKenzie Partners,  Inc., which is assisting in this solicitation,  at the address and telephone numbers set forth below, and on the back cover of this proxy  statement,  so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

                 IF YOU HAVE ANY QUESTIONS REGARDING YOUR PROXY,
             OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                                [MACKENZIE LOGO]

                                      -3-

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

REASONS FOR THE SOLICITATION

           We are asking you to elect our Nominees in order to:

           o    remove two incumbent directors up for election;

           o    elect nominees who support actions that we believe would improve the financial  results and corporate  governance of the Company;
                and

           o    elect clearly independent directors.

           As further  described below, Kahn Brothers believes that the election of the Nominees  represents  the best means for the  Company's  stockholders  to improve the  financial  results and corporate  governance  of the Company.  Kahn
Brothers and its  affiliates,  together one of the largest  stockholders  of the
Company,  have a vested  interest in the  improvement  of financial  results and corporate  governance.  Kahn Brothers  believes that the Nominees have extensive experience in private and public investment,  corporate  governance and business management.  If elected to the Board of  Directors,  the Nominees will use their experience  to  explore  alternatives  to  improve  the  financial  results  and corporate governance of the Company. There can be no assurance that the election of our  Nominees  will in fact  improve  the  operating  results  and  corporate governance of the Company.

THE COMPANY'S DISAPPOINTING FINANCIAL RESULTS

           The Company's  financial results over the past five years have been a disappointment  to  Kahn  Brothers,  and it  believes,  to  many  other  Company stockholders.

           Sales:
           ------

           We believe  that the Company  has failed to achieve  any  significant sales growth in the last five years.  According to the  Company's  Form 10-K for the fiscal year ended  September 30, 1998,  its sales were $402.5  million.  The
Company's Form 10-K for the fiscal year ended  September 30, 2002 indicates that sales were $481.8 million.  Thus,  sales over the five-year  period increased by only $79.3 million,  a compounded  annual rate of 3.7%,  including the Company's
1999 acquisition of Jerell Inc.  ("Jerell").  Jerell, as stated in the Company's press release dated  December 17, 1998,  had annual sales of $66 million for its fiscal year ended October 31, 1998.

           Earnings:
           ---------

           The  Company's  Forms 10-K for its 1998  through  2002  fiscal  years reflect cumulative net earnings of $10.5 million over the five-year period ended
September 30, 2002. Of such amount,  all net earnings were recorded in the three fiscal years ended  September 30, 2000. In the fiscal years

                                      -4-

ended September 30, 2001 and September 30, 2002, the Company reported net losses of $8.7  million  and  $7.5  million,  respectively,  or  total  net  losses  of approximately $16.2 million.

           Return of Equity:
           -----------------

           The  Company's  five-year  return on  stockholders'  equity  has also lagged  badly.  Return on  stockholders'  equity in a given year is  computed by dividing net income for such year by  stockholders'  equity as at the end of the immediately  preceding  fiscal year.  Based upon the Company's net income (loss)
over the five fiscal year period ended September 30, 2002 and its  stockholders'
equity as at the end of the five fiscal  years ended  September  30,  2001,  the
Company  achieved  annual  return on  equity as  follows  for the  fiscal  years indicated:

                     Fiscal Year             Annual Return on Equity
                     -----------             -----------------------
                     1998                             4.9%
                     1999                             5.7%
                     2000                             5.6%
                     2001                            (5.3%)
                     2002                            (5.0%)

           This is an average annual return on equity over such five fiscal year period of 1.2%. By way of  comparison,  the Lehman  Brothers Long Treasury Index achieved  a  compounded  annual  return  over such five  fiscal  year  period of approximately 10%.

           Acquisitions:
           -------------

           The Company's  December 17, 1998 press release,  issued in connection with its  acquisition  of Jerell,  described  Jerell as "a leading  women's wear company." The Company stated that the acquisition represented an opportunity for it to diversify  its customer base while  providing  "an exciting  platform from which to launch a Haggar  women's wear brand." The release  also  described  the acquisition  as "the first step in our strategic  effort to purchase  profitable growing  companies that will be accretive to Haggar  shareholders'  earnings per share," and described the  "tremendous  potential to continue to grow the Jerell business . . ."

           What has  actually  happened?  The Company  has made no  acquisitions subsequent to Jerell,  which is perhaps fortunate when the results of the Jerell acquisition are considered.  According to the Company's Form 10-K for the fiscal year ended  September 30, 2000 and Form 10-Q for the fiscal  quarter ended March
31, 2002, the net acquisition  cost of Jerell was $39.3 million,  of which $29.0 million represented  goodwill.  On October 1, 2001, the Company recorded a $15.6 charge for goodwill  impairment  related to the acquisition.  In just 29 months,
40% of the net acquisition cost had to be written off, a charge to book value of
$2.45 per share,  based on shares outstanding as reflected in the Company's Form
10-Q for the fiscal quarter ended December 31, 2001.

           The Company's Form 10-K for the fiscal year ended  September 30, 2002 states that the Company "seeks growth through  strategic  acquisitions  of other apparel  businesses." In light of the results of the Jerell acquisition,  we are concerned  whether the Board of Directors and

                                      -5-

Management of the Company possess the requisite  operating and financial  acumen to accurately assess the desirability of other potential acquisitions.

           Charges to Operations:
           ----------------------

           The Jerell acquisition, in our opinion, should not be the only source of concern for  stockholders  of the Company.  The Company also recorded a $20.8 million charge to operations in its Form 10-Q for the fiscal quarter ended March
31, 2001. This included $8.1 million for employee termination and related costs,
$3.1 million for plant and equipment impairment charges,  $8.6 million for legal costs and $1.0 million for other asset  write-downs.  This $20.8 million charge, when added to the Jerell-related  $15.6 million charge for goodwill  impairment, resulted in the chargeoff of $36.4 million of  stockholders'  equity in almost a six-month period.

           In addition,  as reported in the  Company's  Form 10-Q for its fiscal quarter  ended  March 31,  2001,  the  Company  wrote  down to no value its $2.1 million  investment  in its  Edinburg,  Texas  facility.  Just a year later,  as reported  in its Form 10-Q for the fiscal  quarter  ended  March 31,  2002,  the
Company  completely  reversed the write-off and $2.1 million was recorded  under operating income as a credit to reorganization  costs,  without, in our opinion, an adequate explanation by Management.

THE COMPANY NEEDS TO IMPROVE CORPORATE GOVERNANCE

           We believe that proper corporate governance  procedures and practices and the level of management  accountability  that the Board of Directors imposes are highly relevant to the Company's financial performance.  We believe that the entire Board of Directors  should be  accountable  for its actions each year, by standing for re-election annually.

           The Board of Directors of the Company is classified, with only one of three  classes of directors  elected each fiscal year.  Thus,  it would  require successful  proxy contests in two succeeding  years to replace a majority of the present six-member Board of Directors.  Furthermore,  in October 2002, the Board
of Directors adopted a new Stockholder Rights Plan, or "poison pill," to replace a  then-expiring  rights plan.  The  Stockholder  Rights Plan makes it harder to effect a change of control in the Company and thus provides more job security to the present Board of Directors and Management of the Company.

           We believe that stockholders of the Company deserve a higher level of accountability,  given  the  Company's  recent  financial  performance.  We  are therefore committed to seeking corporate  governance reforms.  However,  even if the Nominees are elected to the Board of Directors,  they will comprise only two of six directors,  and accordingly  there can be no assurance that the corporate governance initiatives the Nominees recommend will be implemented.

           Annual Election of Directors:
           -----------------------------

           If the  Nominees  are  elected,  they will use their best  efforts to cause the Board of Directors to propose to the  stockholders of the Company that the Articles of  Incorporation of the Company be amended to declassify the Board of Directors and to provide for the annual  election

                                      -6-

of all the directors of the Company. Under Nevada law, any such proposal must be adopted by resolution and declared  advisable by the Board of Directors,  either by calling a special meeting of stockholders entitled to vote on the proposal or directing  that the  proposal be  considered  at the next annual  meeting of the stockholders  entitled to vote on the  proposal.  At the meeting,  such proposal must be  approved  by  holders  of a  majority  of the then  outstanding  shares entitled  to vote.  A  classified  board of  directors  limits  the  ability  of stockholders  to elect the entire board  annually,  and therefore have an entire board that best reflects the stockholders' current views and the direction their company  should take.  We believe  that the annual  election of directors is the primary means for stockholders to influence corporate governance policies and to hold directors  accountable for the implementation of these policies. We and the
Nominees view  classified  boards as having the effect of  insulating  directors from accountability to a corporation's stockholders.

           Redemption of Poison Pill:
           --------------------------

           If the Nominees are elected, they also will use their best efforts to cause the Board of Directors to terminate the Company's poison pill by redeeming all of the  outstanding  rights  under  the  Company's  poison  pill and  filing evidence of such redemption with the rights agent.  Historically,  proponents of poison pills have  asserted  that they enable a board of directors to respond in an orderly fashion to unsolicited  takeover bids by providing sufficient time to carefully  evaluate the fairness of such a bid. We oppose the  Company's  poison pill  because we believe  that it places such an obstacle to a takeover bid that it serves to entrench the Board of Directors and Management. We believe that the
Company's poison pill would force a would-be  acquirer to negotiate the possible takeover of the Company with management, instead of making its offer directly to
the  stockholders  of  the  Company.   This  consequential  lack  of  management
accountability  to stockholders  adversely  affects  stockholder value and could deter a takeover bid that, while in the  stockholders'  best interest,  does not leave  management  in  control.  The  effect  of a  poison  pill is to  insulate management  from a change of control by providing its Board of Directors,  which is advised  by and  includes  representatives  of  management,  with a veto over takeover bids, even when stockholders might favorably view such bids.

           Independence of Directors:
           --------------------------

           We believe that a majority of the Board of Directors  should comprise truly independent directors. At present, the Chief Executive and Chief Operating
Officers  occupy two Board seats. A third is held by the partner of the law firm that serves as the  Company's  outside  counsel.  That firm was paid $606,000 in legal fees for services during the 2002 fiscal year,  according to the Company's
Form 10-K for the fiscal year ended  September 30, 2002.  Accordingly,  three of the current  six members of the Board of  Directors  are,  in our  opinion,  not independent. The Nominees would be truly independent directors and are committed to representing the interests of all the stockholders of the Company.

           We believe that in order to enable independent  directors to serve as an effective check on Management, independent directors should meet at regularly scheduled  executive  sessions,  without the presence of Management.  This would permit open discussion among independent  directors.  Regular scheduling of such meetings would not only promote more effective

                                      -7-

communication  among  independent  directors,   but  would  avoid  any  negative
inference that might be drawn from the sessions themselves.  Finally, we believe that the Company  should make  prominent  disclosure in its public  filings of a means by which interested parties could communicate with independent directors.

THE NOMINEES

           The following  information sets forth the names,  business addresses,
present  principal   occupations,   and  employment  and  material  occupations,
positions, offices, or employments for the past five years of the Nominees. This information  has been furnished to Kahn Brothers by the Nominees.  Where no date is given for the commencement of the indicated  office or position,  such office or position was assumed  prior to January 1, 1998.  The Nominees are citizens of the United States of America.

           THOMAS  G.  KAHN.  Mr.  Kahn is 60 years  old and is a  Chartered
           Financial  Analyst.  Since 1995, Mr. Kahn has served as President of Kahn Brothers,  a New York Stock Exchange Member Firm. Founded
           in 1978 to  continue  a  business  begun in 1929,  Kahn  Brothers
           conducts  a  registered   brokerage   business   and   registered
           investment  advisory  business  with assets under  management  of approximately  $575 million.  The principal  business  address of
           Kahn Brothers,  and Mr. Kahn's business  address,  is 555 Madison
           Avenue,  New York,  New York  10022-3301.  In addition,  Mr. Kahn currently serves as a member of the board of directors of Warwick
           Community  Bancorp.,  a bank  holding  company  with a  class  of securities  registered  pursuant to Section 12 of the  Securities
           Exchange Act of 1934, as amended (the "Exchange  Act") or subject to the requirements of Section 15(d) of the Exchange Act.

           By virtue of his  involvement  with Kahn  Brothers and other  related entities,  Mr. Kahn is, as of the date  hereof,  a  beneficial  owner of 837,269
Shares. As of the date hereof,  Mr. Kahn is the record owner of 500 Shares,  and is not the record  holder of any Shares that he does not  beneficially  own. Mr.
Kahn has no  substantial  interest  in  matters  to be acted  upon at the Annual
Meeting,  except for his interest  arising from his beneficial  stock ownership, his interest in being  nominated and elected as a director,  and his interest in the nomination and election of Mark E. Schwarz as a director. None of the Shares held by Mr. Kahn was purchased with borrowed funds.

           MARK E. SCHWARZ.  Mr.  Schwarz is 42 years old.  Since 1993,  Mr.
           Schwarz  has served as the general  partner,  directly or through entities he controls, of Newcastle Partners,  L.P. ("Newcastle"), a private  investment  firm.  The principal  business  address of
           Newcastle,  and Mr. Schwarz's  business address,  is 300 Crescent
           Court, Suite 1110, Dallas,  Texas 75201. As of December 2001, Mr.
           Schwarz  is the  managing  member  of  Newcastle  Capital  Group,
           L.L.C.,  the general  partner of  Newcastle  Capital  Management,
           L.P., which is the general partner of Newcastle.

                                      -8-

           Mr.  Schwarz  was also  the Vice  President  of  Sandera  Capital
           Management, L.L.C., a private investment firm associated with the
           Lamar Hunt ("Hunt")  family from 1995 until  September 1999 and a securities  analyst  and  portfolio  manager  for  SCM  Advisors,
           L.L.C., a  Hunt-affiliated  registered  investment  advisory firm from May 1993 to 1996. Mr. Schwarz  currently  serves as Chairman of the Board of Hallmark Financial Services, Inc., a property and casualty insurance holding company that has a class of securities registered  pursuant to Section 12 of the Exchange Act or subject to the  requirements  of Section  15(d) of the Exchange  Act. Mr.
           Schwarz  is also a  member  of the  boards  of  directors  of the following  additional  companies  that have a class of securities registered  pursuant to Section 12 of the Exchange Act or subject to the  requirements  of Section  15(d) of the  Exchange  Act: SL
           Industries,  Inc.,  a power  supply  and  power  motion  products manufacturer;  Nashua Corporation,  a specialty paper, label, and printing supplies manufacturer;  Bell Industries, Inc., a company that provides computer systems integration services,  distributes after-market  parts  to  the  recreational  vehicle  market,  and manufactures passive electronic components;  Tandycrafts, Inc., a company  that  manufactures  frames and framed art;  WebFinancial
           Corporation,  a banking and specialty finance company;  and Pizza
           Inn,  Inc., a wholesaler of groceries and related  products.  Mr.
           Schwarz  was  previously  a member of the board of  directors  of
           Aydin Corporation,  a defense electronics  manufacturer until its sale in 1999 to L-3 Communications.

           Mr.  Schwarz is a beneficial  owner of 4,200  Shares,  and is not the record  holder of any Shares he does not  beneficially  own. Mr.  Schwarz has no substantial  interest in matters to be acted upon at the Annual Meeting,  except for his interest arising from his beneficial  stock  ownership,  his interest in being  nominated and elected as a director,  and his interest in the  nomination and  election  of Thomas G. Kahn as a  director.  None of the Shares held by Mr.
Schwarz was purchased with borrowed funds.

           The Nominees will not receive any compensation from Kahn Brothers for their services as directors of the Company.  Mr. Kahn and Mr. Schwarz are each a party to separate  indemnification  letters with Kahn Brothers,  effective as of
November 27, 2002.  Additionally,  Mr. Kahn, Mr. Schwarz, Kahn Brothers, and the
Kahn  Brothers & Co.  Profit  Sharing Plan & Trust and the  co-trustees  thereof
(collectively,  the "Kahn Brothers  Trust") have entered into a Joint Filing and
Reimbursement Agreement, effective as of the same date. Neither Mr. Kahn nor Mr.
Schwarz,  nor  any of  their  respective  associates,  has  any  understandings, arrangements,  or  agreements  with the  Company or with any other  person  with respect to any future  transactions or employment with the Company or any of its affiliates.

           In the past 10  years,  neither  Mr.  Kahn nor Mr.  Schwarz  has been convicted in a criminal  proceeding  (excluding  traffic  violations  or similar misdemeanors).

           Other than as described  below,  the Nominees are not parties adverse to the Company or any of its subsidiaries  nor have a material  interest adverse to the  Company  or  any of its  subsidiaries  in  any  material  pending  legal proceedings.

                                      -9-

           Kahn  Brothers  does not expect that the  Nominees  will be unable to stand for  election,  but, in the event that the Nominees are unable to serve or for good cause will not serve,  the Shares  represented  by the  enclosed  WHITE proxy card will be voted for  substitute  nominees.  In addition,  Kahn Brothers reserves  the right to  nominate a  substitute  person if the  Company  makes or announces  any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such  substitute  nominee.  Kahn  Brothers has no reason to believe that the
Nominees  will be  disqualified  or unable  or  unwilling  to serve if  elected.
Notwithstanding  the  ability of Kahn  Brothers to vote  proxies for  substitute nominees,  the  enclosed  WHITE  proxy  card  can  only be  voted  for up to two directors being elected at the Annual Meeting.

           The  Board  of  Directors  is  divided  into  three  classes  serving staggered  three-year  terms.  Two  directors  are to be  elected  at the Annual
Meeting to hold office  until 2006 and until their  successors  are duly elected and qualify.

CERTAIN LEGAL PROCEEDINGS

           On November 22, 2002,  the company filed a complaint for  declaratory relief (the "Complaint") in District Court, Clark County,  Nevada (the "Court"),
against  Thomas G. Kahn,  individually  as a trustee or  co-trustee  of the Kahn
Brothers  Trust,  with respect to a demand made by Mr. Kahn on November 14, 2002 for access to the  stockholder  ledger of the  Company.  The  Complaint  alleged certain irregularities with regard to the demand, including those related to Mr.
Kahn's  authority  and capacity to make the demand and the  authority  conferred upon the  attorney-in-fact who assisted with the demand. The Complaint asked the
Court for its declaration with regard to four questions posed by the Company and for any other relief the Court deemed just and proper.

           On December 10, 2002, Mr. Kahn and Irving Kahn and Donald W. Kahn, as
co-trustees of the Kahn Brothers  Trust,  made an amended demand on the Company.
On  December  16,  2002,  the  Company  filed  a  First  Amended  Complaint  for
Declaratory  Relief  in the  Court,  which  named  each of the  Messrs.  Kahn as defendant  individually  and in  their  capacities  as  co-trustees  of the Kahn
Brothers Trust.  The First Amended  Complaint seeks to have declared invalid the
November 14, 2002 demand. It further seeks a declaration of the Company's rights concerning the December 10, 2002 demand, including a declaration as to:

           (a) What  obligation  does the Company  have to generate or furnish a stop list or lists as referenced in the demand?

           (b) What  obligation  does the Company have to prepare "what is known as an updated NOBO sheet"?

           (c) What  obligation  does the Company have to supply the co-trustees with a list of  stockholders  who are  participants in any of its employee stock
ownership,   stock  purchase,  stock  option,   retirement,   restricted  stock,
incentive, profit sharing, dividend reinvestment or other similar plans.

                                      -10-

           (d) What  obligation  does the Company have to provide a daily update of its corporate records or materials, which the First Amended Complaint alleges
"that the Company otherwise would not have to the Kahns."

           The First  Amended  Complaint  seeks a  declaration  of rights as set forth therein and any other relief that the Court deems just and proper.

           On December 19, 2002, the  co-trustees of Kahn Brothers Trust filed a
Notice of Removal in the United States District Court for the District of Nevada
to have the foregoing action removed to such court.

                    YOU ARE URGED TO VOTE FOR THE ELECTION OF
                 THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                                   PROPOSAL 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

           Kahn Brothers has no objection to the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending September 30, 2003. Please see the Management Proxy Statement
for a description of this proposal.

                           VOTING AND PROXY PROCEDURES

           Only  stockholders  of record on the Record  Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote.
Stockholders  who sell Shares  before the Record Date (or acquire  them  without voting rights after the Record Date) may not vote such Shares.  Stockholders  of record on the Record Date will retain their voting rights in connection with the
Annual  Meeting even if they sell such Shares  after the Record  Date.  Based on publicly available information, Kahn Brothers believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the
Shares.

           Shares  represented  by properly  executed  WHITE proxy cards will be voted  at the  Annual  Meeting  as  marked  and,  in  the  absence  of  specific instructions,  will be voted FOR the  election  of the  Nominees to the Board of
Directors, FOR the proposal to ratify the appointment of  PricewaterhouseCoopers
LLP as  independent  accountants  of the  Company  for the  fiscal  year  ending
September 30, 2003, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

           We  are  asking  you to  elect  our  Nominees  in  opposition  to two incumbent nominees whose terms expire at the Annual Meeting.  The enclosed WHITE proxy  card may only be voted

                                      -11-

for our  Nominees.  It will not enable  you to vote for either of the  Company's nominees. You can only vote for one or both of the Company's nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Management  Proxy Statement for the names,  background,  qualifications  and other information concerning the Company's nominees.

QUORUM

           In order to conduct any business at the Annual Meeting, a quorum must be present in person or  represented by valid  proxies.  A quorum  consists of a majority of the Shares  issued and  outstanding  on the Record Date.  All Shares that are voted  "FOR",  "AGAINST"  or  "ABSTAIN"  on any  matter  will count for purposes of establishing a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the "Votes Present").

ABSTENTIONS

           Abstentions will count as Votes Present and will have the same effect as a vote  against  a  matter  (other  than in the  election  for the  Board  of
Directors).  While there is no definitive statutory or case law authority in the
State  of  Nevada,  the  Company's  state  of  incorporation,  as to the  proper treatment of  abstentions,  Kahn Brothers  believes that  abstentions  should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining  whether a quorum is present;  and (ii) the total number of Votes  Present that are cast  ("Votes  Cast") with respect to a matter
(other than in the election of the Board of Directors).

BROKER NON-VOTES

           Shares  held in  street  name  that  are  present  by  proxy  will be considered  as Votes  Present for  purposes of  determining  whether a quorum is present.  With regard to certain proposals,  the holder of record of Shares held in street name is permitted to vote as it determines,  in its discretion, in the absence of direction from the beneficial holder of the Shares.

           The term "broker  non-vote" refers to shares held in street name that are not voted  with  respect  to a  particular  matter,  generally  because  the beneficial  owner did not give any  instructions to the broker as to how to vote such shares and the broker is not permitted under  applicable rules to vote such shares in its  discretion  because of the subject  matter of the  proposal,  but which shares are present on at least one matter. Such shares shall be counted as
Votes Present for the purpose of determining whether a quorum is present. Broker non-votes  will not be counted as Votes Cast with respect to matters as to which the record holder has expressly not voted.  Accordingly,  Kahn Brothers believes that broker  non-votes  will have no effect upon the outcome of voting on any of the business matters set forth in this Proxy Statement.

VOTES REQUIRED FOR APPROVAL

           ELECTION OF DIRECTORS. A plurality of the total Votes Cast by holders of the Shares is required  for the  election of  directors  and the nominees who receive the most votes will be elected (assuming a quorum is present). A vote to
"WITHHOLD"  for any  nominee  for  director  will be  counted  for  purposes  of determining  the Votes Present,  but will have no other effect on the

                                      -12-

outcome  of the vote on the  election  of  directors.  Stockholders  do not have cumulative voting rights with respect to the election of directors.

           OTHER  PROPOSALS.  Other than the  election  of  directors,  the vote required for all other business matters set forth in this Proxy Statement is the affirmative vote of a majority of the Votes Cast.

REVOCATION OF PROXIES

           Stockholders  of the  Company  may revoke  their  proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of  revocation.  The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Kahn Brothers in care of MacKenzie  Partners,  Inc. at the address set forth on the back cover of this Proxy  Statement  or to the Company at 6311 Lemmon  Avenue,  Dallas,  Texas
75209 or any other  address  provided by the Company.  Although a revocation  is effective if delivered to the Company,  Kahn  Brothers  requests that either the original or photostatic  copies of all revocations be mailed to Kahn Brothers in care of MacKenzie  Partners,  Inc. at the address set forth on the back cover of this Proxy Statement, so that Kahn Brothers will be aware of all revocations and can more  accurately  determine if and when proxies have been  received from the holders of record on the Record  Date of a majority of the  outstanding  Shares.
Additionally,  MacKenzie  Partners,  Inc.  may use this  information  to contact stockholders  who have  revoked  their  proxies in order to solicit  later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF  DIRECTORS,
PLEASE  SIGN,  DATE AND RETURN  PROMPTLY  THE  ENCLOSED  WHITE PROXY CARD IN THE
POSTAGE-PAID ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

           The solicitation of proxies pursuant to this Proxy Statement is being made by Kahn Brothers.  Proxies may be solicited by mail, facsimile,  telephone, telegraph,  in person and by  advertisements.  Kahn  Brothers  will not  solicit proxies via the Internet.

           Kahn Brothers has entered into an agreement with MacKenzie  Partners,
Inc.  for   solicitation   and  advisory   services  in  connection   with  this
solicitation,  for which  MacKenzie  Partners,  Inc.  will  receive a fee not to exceed $________,  together with reimbursement for its reasonable  out-of-pocket expenses,  and will be indemnified  against  certain  liabilities  and expenses, including  certain  liabilities  under the federal  securities  laws.  MacKenzie
Partners,  Inc. will solicit  proxies from  individuals,  brokers,  banks,  bank nominees and other  institutional  holders.  Kahn Brothers has requested  banks, brokerage houses and other  custodians,  nominees and fiduciaries to forward all solicitation  materials  to the  beneficial  owners of the  Shares  they hold of record.  Kahn Brothers will reimburse these record holders for their  reasonable out-of-pocket  expenses in so doing. It is anticipated that MacKenzie  Partners,
Inc. will employ approximately __ persons to solicit the Company's  stockholders for the Annual Meeting.

                                      -13-

           The entire  expense  of  soliciting  proxies  is being  borne by Kahn
Brothers.  If the Nominees are elected to the Board of Directors,  Kahn Brothers intends  to seek  reimbursement  of the  costs  of this  solicitation  from  the
Company.  Unless  otherwise  required by law,  Kahn  Brothers does not currently intend to submit the question of reimbursement of the costs of this solicitation to a  stockholder  vote.  Costs of this  solicitation  of proxies are  currently estimated to be approximately  $______. Kahn Brothers estimates that through the date hereof, its expenses in connection with this solicitation are approximately
______.

                             PARTICIPANT INFORMATION

           Along with the Nominees,  Kahn  Brothers and the Kahn Brothers  Trust
are participants in the solicitation.

           Kahn  Brothers is a New York Stock  Exchange  Member Firm  founded in
1978 to continue a business  begun in 1929.  It  operates a  brokerage  business registered under the Exchange Act and an investment advisory business registered under the Investment Advisors Act of 1940. The members of the board of directors of Kahn  Brothers are Irving  Kahn,  Chairman,  Thomas G. Kahn,  Donald W. Kahn,
Paula Meo Cutrone and Kenneth Rodwogin.  The executive officers of Kahn Brothers are Thomas G. Kahn,  President,  and William DeLuca,  Vice  President.  The Kahn
Brothers Trust was created under agreement dated June 25, 1979 under the laws of the State of New York. Its three  co-trustees are Thomas G. Kahn, Donald W. Kahn and Irving Kahn. The principal business address of each of Kahn Brothers and the
Kahn  Brothers  Trust is 555  Madison  Avenue,  New York,  New York  10022.  For
information regarding purchases and sales of Shares during the past two years by participants in this proxy solicitation, see Schedule I.

           On November 27, 2002, Kahn Brothers,  the Kahn Brothers Trust and the
Nominees  entered into a Joint  Filing and  Reimbursement  Agreement,  in which, among other  things,  (i) they  agreed to the joint  filing on behalf of each of them of statements on Schedule 13D with respect to the Shares;  (ii) they agreed to solicit  proxies or written  consents for the election of the Nominees or any other persons nominated by the Trust to the Board of Directors of the Company at
the next annual meeting of stockholders;  and (iii) Kahn Brothers agreed to bear all expenses incurred in connection with the participants' activities, including approved  expenses  incurred by any of the  participants  in connection with the solicitation of proxies or written  consents by Kahn Brothers.  The Joint Filing and  Reimbursement  Agreement  was filed as an  exhibit  to  Amendment  No. 3 to
Schedule  13D  filed  by  the  participants  in  respect  of the  Shares  and is incorporated herein by reference.

           On November  27, 2002,  each of the  Nominees  and the Kahn  Brothers
Trust entered into a separate  Indemnification  Agreement with Kahn Brothers, in which Kahn Brothers  agreed to indemnify and hold harmless each from and against any and all  claims of any  nature,  whenever  brought,  arising  from the proxy solicitation.  Each of the Indemnification Agreements was filed as an exhibit to
Amendment  No. 3 to  Schedule  13D filed by he  participants  in  respect of the
Shares and is incorporated herein by reference.

                                      -14-

               TRANSACTIONS BETWEEN KAHN BROTHERS AND THE COMPANY

            Except as set forth in this Proxy Statement (including the Schedules hereto),  neither  Kahn  Brothers  nor  any of the  other  participants  in this solicitation,  or any of their respective associates: (i) directly or indirectly beneficially owns any Shares or any securities of the Company;  (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transactions,  or series of similar transactions,  or was  indebted to the Company  during the past year with respect to any Shares of the Company; or (iii) knows of any transactions during the past year,  currently proposed transactions,  or series of similar transactions,  to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective  affiliates had, or will have, a direct or indirect material  interest.  In addition,  other than as set forth herein, there are no contracts, arrangements or understandings entered into by Kahn Brothers or any other  participant in this  solicitation  or any of their respective associates within the past year with any person with respect to any of the Company's securities,  including, but not limited to, joint ventures, loan  or  option  arrangements,  puts  or  calls,  guarantees  against  loss  or guarantees  of  profit,  division  of  losses  or  profits,  or  the  giving  or withholding of proxies.

            Except as set forth in this Proxy Statement (including the Schedules hereto),  neither  Kahn  Brothers  nor  any of the  other  participants  in this solicitation,  or any of  their  respective  associates,  has  entered  into any agreement  or  understanding  with any  person  with  respect  to (i) any future employment by the Company or its affiliates or (ii) any future  transactions  to which the Company or any of its affiliates will or may be a party. However, Kahn
Brothers has  reviewed,  and will  continue to review,  on the basis of publicly available  information,  various  possible  business  strategies  that it  might consider in the event that the Nominees are elected to the Board of Directors.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

            Kahn  Brothers is unaware of any other  matters to be  considered at the  Annual  Meeting  other  than the  ratification  of the  appointment  of the
Company's auditors.  However,  should other matters,  which Kahn Brothers is not aware of a  reasonable  time before  this  solicitation,  be brought  before the
Annual  Meeting,  the persons named as proxies on the enclosed  WHITE proxy card will vote on such matters in their discretion.

            Kahn  Brothers  has  omitted  from  this  Proxy  Statement   certain
disclosure required by applicable law that is already included in the Management
Proxy  Statement.  This disclosure  includes,  among other things,  biographical information  on the  Company's  directors and  executive  officers,  information concerning executive compensation, an analysis of cumulative total returns on an investment  in the  Shares  during  the past five  years,  information  on audit services and fees of __________  and  procedures  for  nominating  directors for election to the Board of Directors and submitting proposals for inclusion in the
Company's proxy statement at the next annual meeting.  Stockholders should refer to the Management Proxy Statement in order to review this disclosure.

            See Schedule II for information  regarding  persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of the Company.

                                      -15-

            The  information  concerning  the  Company  contained  in this Proxy
Statement  and the  Schedules  attached  hereto has been taken from, or is based upon, publicly available information.

                                           KAHN BROTHERS & CO., INC.

                                           January __, 2003

                                   SCHEDULE I

               TRANSACTIONS DURING THE LAST TWO YEARS IN SHARES OF
                HAGGAR CORP. BENEFICIALLY OWNED BY THOMAS G. KAHN
--------------------------------------------------------------------------------

SHARES:              TRANSACTION:                 DATE:
-------              ------------                 -----
10,000               BOT                          7/25/2001
11,600               BOT                          1/4/2002
 3,400               BOT                          1/8/2002
   700               BOT                          8/2/2001
   700               BOT                          8/2/2001
 5,000               BOT                          7/27/2001
   300               BOT                          5/25/2001
 1,000               BOT                          11/14/2002
10,000               BOT                          11/5/2002
 5,000               BOT                          11/13/2002
 5,000               BOT                          11/14/2002
   300               BOT                          8/14/2001
   200               BOT                          8/6/2001
 1,000               BOT                          8/6/2001
 1,000               BOT                          4/18/2001
   500               BOT                          9/21/2001
 3,000               BOT                          10/31/2001
   900               BOT                          11/2/2001
   100               BOT                          11/6/2001
14,000               BOT                          11/7/2001
 2,000               BOT                          11/8/2001
20,000               SOLD                         12/18/2001
 1,000               BOT                          8/14/2001
 1,000               BOT                          11/8/2001
 1,000               SOLD                         12/18/2001
   500               BOT                          11/8/2001
   500               SOLD                         12/18/2001
 8,000               BOT                          11/15/2001
 5,500               SOLD                         12/27/2001
 2,500               SOLD                         12/28/2001
 3,000               BOT                          11/18/2002
   500               BOT                          8/14/2001
   500               BOT                          8/14/2001
   700               SOLD                         12/31/2000
   850               BOT                          12/31/2001
 1,000               BOT                          11/16/2001

                                      -17-

                                   SCHEDULE I

               TRANSACTIONS DURING THE LAST TWO YEARS IN SHARES OF
                HAGGAR CORP. BENEFICIALLY OWNED BY THOMAS G. KAHN (continued)
--------------------------------------------------------------------------------

 1,000               SOLD                         12/28/2001
 1,000               BOT                          3/23/2001
 1,000               BOT                          3/28/2001
 1,000               BOT                          11/23/2001
 1,200               BOT                          9/21/2001
 2,000               BOT                          9/21/2001
   300               BOT                          9/21/2001
 5,000               BOT                          11/18/2002
 1,500               BOT                          11/21/2001
 2,000               BOT                          8/2/2001
 2,000               BOT                          10/30/2001
   300               BOT                          8/14/2001
   450               BOT                          9/19/2001
 1,050               BOT                          9/20/2001
   200               BOT                          8/1/2001
   400               BOT                          12/12/2000
   500               BOT                          7/31/2001
   700               BOT                          12/5/2001
 3,500               SOLD                         9/21/2001
 1,000               BOT                          1/22/2002
   500               BOT                          1/22/2002
   300               BOT                          9/21/2001
 2,000               BOT                          3/28/2001
   300               SOLD                         7/9/2002

                                      -18-

* BOT represents Bought

                              SCHEDULE I (continued)

               TRANSACTIONS DURING THE LAST TWO YEARS IN SHARES OF
               HAGGAR CORP. BENEFICIALLY OWNED BY MARK E. SCHWARZ
--------------------------------------------------------------------------------

SHARES:              TRANSACTION:                 DATE:
-------              ------------                 -----
2,000                Bought                       November 20, 2002
2,000                Bought                       November 21, 2002
  200                Bought                       November 25, 2002

                                      -19-

                                   SCHEDULE II
                                   -----------

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
           -----------------------------------------------------------

          The following is based solely on information provided in the
                          Management Proxy Statement:

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

                                 [TO BE UPDATED]

            The  following  table  and  the  notes  thereto  set  forth  certain information  regarding the  beneficial  ownership of the Shares as of the Record
Date of (i) each current director and nominee for director of the Company;  (ii)
the executive officers of the Company;  (iii) all executive officers and current directors  of the Company as a group;  and (iv) each other  person  known to the
Company to own beneficially more than 5% of the presently outstanding Shares.

                                                   Shares Owned                        Percent of Class
                                                 Beneficially (1)                   Owned Beneficially (1)
                                                 ----------------                   ----------------------

J.M. Haggar, III                                       789,656(2)                             11.9
Frank D. Bracken                                       287,071(3)                              4.3
David M. Tehle                                          35,700(4)                                *
Alan C. Burks                                           64,272(5)                                *
David G. Roy                                            32,100(6)                                *
Richard W. Heath                                        22,000(7)                                *
Norman E. Brinker                                       17,600(8)                                *
Rae F. Evans                                            17,400(5)                                *
John C. Tollenson                                       74,000(9)                              1.2
All Executive Officers and
Directors (9 persons)                                1,339,799(10)                            18.9
Franklin Resources, Inc. (11)                          590,000                                 9.3
Kahn Brothers & Co., Inc. (12)                     837,269                                13.0
Barrow Hanley Mewhinney & Strauss, Inc. (13)       661,300                                10.1
Dimensional Fund Advisors, Inc. (14)                   469,025                                 7.4
Gerald Van Tsai (15)                                   747,495                                12.7

*    Less than 1%

(1)  Except as  otherwise  indicated,  the  persons  name in the table have sole
     voting  and  dispositive   power  with  respect  to  the  Shares  shown  as
     beneficially owned by them.

(2)  Includes  2,299  Shares  over which J. M.  Haggar,  III  shares  voting and dispositive  power with his wife,  37,113  Shares  over which he  otherwise shares voting and dispositive power as a trustee of various trusts,  50,143
     Shares over which he shares voting and dispositive power as a director of a private  charitable  foundation  and 278,791  Shares  which may be acquired pursuant to stock  options that are  exercisable  currently or with 60 days after the Record Date.

                                      -20-

(3)  Includes  10,000 Shares over which Mr. Bracken shares voting and dispositve power with his wife and 267,277  Shares  which may be acquired  pursuant to stock options that are exercisable currently.

(4)  Includes 35,000 Shares which may be acquired upon exercise of stock options that are currently exercisable.

(5)  Represents   Shares  which  may  be  acquired  pursuant  to  stock  options exercisable currently or within 60 days after the Record Date.

(6)  Includes 32,000 Shares which may be acquired upon exercise of stock options that are currently exercisable.

(7)  Includes  5,000 Shares over which Mr. Heath shares  voting and  dispositive power with his wife and 17,000  Shares  which may be  acquired  pursuant to stock  options  exercisable  currently  or within 60 days  after the Record
     Date.

(8)  Includes  16,600  Shares  which may be acquired  pursuant to stock  options exercisable currently or within 60 days after the Record Date.

(9)  Includes  9,000 Shares which may be acquired upon exercise of stock options that are exercisable currently or within 60 days after the Record Date.

(10) Includes  104,555 Shares over which voting and dispositive  power is shared and 737,340  Shares which may be acquired  pursuant to stock  options which are exercisable currently or within 60 days after the Record Date.

(11) Based on  information  contained in Form 13F filed with the  Securities and
     Exchange  Commission on November 14, 2001 by Franklin  Resources,  Inc., on
     behalf of Franklin Advisers, Inc., its two principal shareholders,  Charles
     B.  Johnson and Rupert H. Johnson  Jr.,  and its  wholly-owned  subsidiary,
     Franklin  Advisory  Services,  Inc.,  whose address is 777 Mariners  Island
     Boulevard, San Mateo, California 94404.

(12) Based on information contained in Schedule 13D, as amended,  filed with the
     Securities and Exchange  Commission on December 4, 2002, by Kahn Brothers &
     Co. Inc.,  Kahn Brothers & Co. Profit  Sharing Plan and Trust and Thomas G.
     Kahn,  the  address of each of which or whom is 555  Madison  Avenue,  22nd
     Floor,  New York, New York 10022,  and by Mark E. Schwarz ,whose address is
     c/o Newcastle  Capital  Management,  L.P., 300 Crescent Court,  Suite 1110,
     Dallas, Texas 75201.

(13) Based on  information  contained in Form 13F filed with the  Securities and
     Exchange  Commission  on November  9, 2001,  by Barrow  Hanley  Mewhinney &
     Strauss,  Inc.,  whose address is One McKinney  Plaza,  3232 McKinney Ave.,
     15th Floor, Dallas, Texas 75204.

(14) Based on  information  contained in Form 13F filed with the  Securities and
     Exchange Commission on October 25, 2001, by Dimensional Fund Advisors, Inc.
     whose address is 1299 Ocean Avenue,  11th floor,  Santa Monica,  California
     90401.

(15) Based on  information  contained in a Form 4 filed with the  Securities and
     Exchange  Commission on August 8, 2001 by Gerald Van Tsai, whose address is
     P.O. Box 900, Hanover, New Hampshire 03755.

                                      -21-

                                    IMPORTANT

            Tell your Board of Directors what you think! Your vote is important.
No matter how many Shares you own,  please give Kahn Brothers your proxy FOR the election of the Nominees by taking three steps:

            o    SIGNING the enclosed WHITE proxy card,

            o    DATING the enclosed WHITE proxy card, and

            o    MAILING the enclosed  WHITE proxy card TODAY in the envelope provided  (no  postage is  required  if mailed in the United
                 States).

            If any of your  Shares  are  held in the name of a  brokerage  firm, bank, bank nominee or other  institution,  only it can vote such Shares and only upon receipt of your  specific  instructions.  Accordingly,  please  contact the person  responsible  for your  account and  instruct  that person to execute the
WHTIE proxy card representing your Shares. Kahn Brothers urges you to confirm in writing your instructions to Kahn Brothers in care of MacKenzie  Partners,  Inc.
at the  address  provided  below  so that  Kahn  Brothers  will be  aware of all instructions  given  and can  attempt  to  ensure  that  such  instructions  are followed.

            If you have any  questions  or require  any  additional  information concerning this Proxy Statement,  please contact MacKenzie Partners, Inc. at the address set forth below.

                                [MACKENZIE LOGO]

                                      -22-

                                PRELIMINARY COPY
       FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                   HAGGAR CORP. ANNUAL MEETING OF STOCKHOLDERS
                   -------------------------------------------

            THIS PROXY IS SOLICITED ON BEHALF OF KAHN BROTHERS, INC.

       THE BOARD OF DIRECTORS OF HAGGAR CORP. IS NOT SOLICITING THIS PROXY

The undersigned  appoints Thomas G. Kahn and Mark E. Schwarz,  and each of them, attorneys  and  agents  with full  power of  substitution  to vote all shares of common stock of Haggar Corp.  (the  "Company")  which the  undersigned  would be entitled to vote if personally  present at the Annual Meeting of Stockholders of the Company,  and including at any adjournments or postponements  thereof and at any meeting called in lieu thereof, as follows:

1.    ELECTION OF DIRECTOR:

               The  election of Thomas G. Kahn and Mark E. Schwarz to Class I of the Board of Directors for a term of three years.

                                       Withhold Authority
               For All                 To Vote For All
               Nominees [   ]          Nominees  [  ]

               ---------------------------------------------------
               To  withhold   authority  to  vote  for  any
               individual nominee(s), print names above.

2.    RATIFICATION OF APPOINTMENT   FOR         AGAINST     ABSTAIN
      OF INDEPENDENT AUDITORS:      [  ]         [  ]         [  ]

3.    In their discretion with respect to any other matters as may properly come before the Annual Meeting.

                                      -23-

            The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with  respect to the shares of common  stock of the Company held by the undersigned,  and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue  hereof.  If properly  executed,  this Proxy will be voted as directed above.  IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE  PROPOSALS,  THIS
PROXY  WILL BE VOTED FOR THE  ELECTION  OF THE  NOMINEES,  OR ANY  SUBSTITUTIONS
THERETO, AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

            This proxy will be valid  until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

DATED:
      ------------------------------
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

------------------------------------
(Signature)

------------------------------------
(Signature, if held jointly)

------------------------------------
(Title)

     WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS,
 ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                                      -24-